N-SAR Exhibit: Sub-item 77I (a)
Legg Mason Partners Income Trust
Western Asset Intermediate Term Municipals Fund

Item 77I(a): Terms of new or amended securities

In response to Sub-Items 77I(a), the Registrant incorporates by reference the supplement to the fund's
Prospectus, Summary Prospectus and Statement of
Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on October 19, 2017 (Accession
No. 0001193125-17-313936).  The Registrant also
incorporates by reference Post-Effective Amendment
No. 328 to Form N-1A filed on July 20, 2017 pursuant to
Rule 485(b) of the Securities Act of 1933 (Accession No.
0001193125-17-231932).